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                                                       EXHIBIT 10.17(b)


         FIRST AMENDMENT made as of the 1st day of September, 1999 to the Restated Employment Agreement dated as of June 17, 1998 by and between U.S. Industries, Inc., a Delaware Corporation, with its principal office at 101 Wood Avenue South, Iselin, New Jersey 08830 (the "Company") and Dorothy E. Sander residing at 61 Jane Street, New York, New York 10014 ("executive").

                                   WITNESSETH:

         WHEREAS, the Company and Executive have previously entered into the Restated Employment Agreement; and

         WHEREAS, the Company and Executive desire to amend the Restated Employment Agreement effective September 1, 1999 (the "Effective Date").

         NOW, THEREFORE, effective on the Effective Date the parties hereto agree as follows:

         1. Section 4(a) of the Restated Employment Agreement is hereby amended by the addition of the words "(the "Target Bonus")" at the end of the first sentence thereof.




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           2. The Restated Employment Agreement is amended by the deletion of
Section 7(c)(iii) in its entirety and the substitution of the following in lieu thereof:

                  "After a Change in Control, or prior to a Change in Control without providing a relocation program at least as favorable as the Relocation Program set forth in Exhibit 1 hereof, a relocation of USI's principal executive offices to a location more than both thirty-five (35) miles from Iselin, New Jersey and thirty-five (35) miles from Executive's residence of the time of the relocation, or a relocation of Executive to a location more than thirty-five (35) miles from USI's then principal executive offices."


         3. The Restated Employment Agreement is amended by the deletion of
Section 8(c)(A)(ii) in its entirety and the substitution of the following language in lieu thereof:

                  "(ii) prior to a Change in Control, two (2) times the highest annual bonus paid or payable to Executive for any of the two
                  (2) previous completed fiscal years by USI and its predecessors or, on or after a Change in Control, two (2) times the Target Bonus,"



         4. The Restated Employment Agreement is amended by the addition of
Exhibit 1 annexed hereto.

         5. The Restated Employment Agreement, as amended herein, shall remain in full force and effect.


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                  IN WITNESS WHEREOF, USI has caused this amendment to be
executed by its duly authorized officer and the Executive has hereunto set her hand as of the date first above written.


                                          U.S. INDUSTRIES, INC.
                                          By:  /S/GEORGE MACLEAN
                                             --------------------
                                                George MacLean



                                              /S/ DOROTHY E. SANDER
                                             ----------------------
                                                Dorothy E. Sander


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                                                                   EXHIBIT 1


                               RELOCATION PROGRAM

This document describes the Executive relocation/reimbursement program (the "Relocation Program") available to Executive.

I. The Executive will be reimbursed by the Company for the actual costs associated with the sale of Executive's principal home ("Former Home"), as follows:

         A.    Generally:

               (1) Packing, shipping, moving, unpacking and insuring household goods and common personal possessions (carrier is typically prohibited from delivering perishables, frozen foods, plants or shrubbery, combustible items and paint, or articles of extraordinary value such as jewelry, precious stones, stamp collections, wills, stocks, etc.).

               (2) Reasonable (at least three roundtrips with Executive and one dependent) pre-move travel, meals, etc. for house hunting.


               (3)      Selling expenses on Executive's Former Home as follows:

                            -   Reasonable attorney's fees
                            -   Transfer tax
                            - Real estate commission, up to a maximum total of 6% of the gross sales price.

               (4) Disconnecting and connecting normal appliances at origin and destination (not including installation or overhauling of equipment).

         B.    The Company will pay for moving the following:

               (1) Automobiles (maximum two), registered in Executive's (or spouse's) name.

               (2) One boat or trailer, registered in Executive's (or spouse's) name.

         C. The Company will not pay for moving firewood, building materials, exclusive use of van, household cleaning and maid service, assembly or disassembly of portable swimming pools or items of a similar nature.



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         D.    The Company will reimburse Executive for the following
               incidental expenses reasonably incurred in connection with Executive's relocation:

               (1) Travel expenses, including meals and lodging incurred by Executive and dependents while traveling from Former Home to Executive's new location via personal car or common carrier, economy class.

               (2) Meals and lodging expenses temporarily incurred by Executive and dependents, if any, until Executive obtains permanent living quarters. Such reimbursement shall not exceed such costs for two weeks or until two days following delivery of Executive's personal or household goods, whichever first occurs. Extensions may be granted at the Company's discretion as a result of extenuating circumstances.

         E. The Company will reimburse Executive for the following expenses in connection with purchasing a principal house/home within a reasonable proximity to the new Company's headquarters' location within twelve (12) months of the relocation of Executive:

               (1)      Reasonable attorney's fees;

               (2)      Title search and any other filing fees;

               (3)      Building and termite inspection;

               (4) Mortgage application, placement fee and points (up to a maximum payment of the lesser of 1 1/2 points or $6,000 for points).

         F. The Company will make a payment to Executive equal to one month's Base Salary to cover other incidental expenses relating to moving. Executive is not required to submit a claim for this payment. This payment will be made within thirty (30) days of Executive's actual physical permanent relocation, upon notice from Executive confirming the move.

II.      Tax Issues

              Federal Income Tax law generally requires the Company to file forms with the Internal Revenue Service ("IRS") indicating the amount of moving and relocation expenses paid to Executive or to others on behalf of Executive. Such amounts may include, for example, the cost of moving household goods and real estate commissions which are paid directly by the Company to outside companies. The total of the amounts will generally be reported to the IRS on Form W-2, a copy of which will be sent to Executive.



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                       The Company shall advise Executive of the details of
              the moving expenses and reimbursements and will provide the information to Executive in accordance with applicable IRS Forms or Notices or, if no IRS Form or Notice is required, in a format selected by the Company.

              Executive generally will be required to include in taxable income the amounts shown on Form W-2 and will be permitted to claim certain moving expense deductions for amounts paid directly by the Executive and not reimbursed by the Company by filing Form 3903 - Moving Expense Adjustment, or other applicable IRS forms. The Company will reimburse Executive for additional federal taxes incurred as a result of reporting income in excess of allowable deductions resulting from the relocation other than that resulting from a termination by the Executive without Good Reason or by the Company for Cause (the "Excess Amount"). However, the income provided pursuant to
              Section I.F. will be subtracted from the Excess Amount prior to calculating the additional federal tax "gross-up". The Company will also reimburse Executive for additional state and other payroll taxes, if any, incurred as a result of paying for expenses referred to above, subject to the same limitations.

              The Company is also required to withhold federal income taxes from that portion of Executive's reimbursement which are included in income and non-deductible. The amount of such taxes withheld will be reimbursed to Executive.

              Because the tax reimbursement(s) will also be taxable income to Executive in the year received, the reimbursement(s) will be "grossed-up" so that the amount received will substantially equal the balance of the tax, as well as the tax on the reimbursement, at Executive's marginal rate of federal tax and, if applicable, any state tax and payroll taxes.



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